UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2004

DIGITAS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-29723	04-3494311
(Commission File Number)	(I.R.S. Employer Identification No.)

800 Boylston Street, Boston, Massachusetts	02199
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(617) 867-1000

Item 9. Regulation FD Disclosure.

On July 15, 2004, Digitas Inc., a Delaware corporation (“Digitas”), announced that it had entered into an Agreement and Plan of Merger with Digitas Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Digitas, and Modem Media, Inc. (“Modem”), a Delaware corporation, pursuant to which Modem will merge with Digitas Acquisition Corp. and become a subsidiary of Digitas, subject to satisfaction of several closing conditions. On Friday, July 23, 2004, Digitas filed a notice of the proposed transaction with the Federal Trade Commission, as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “Act”). Under the Act, upon filing that notice, a waiting period commenced during which the transaction was subject to review by regulatory authorities and could not be consummated. On Friday, July 30, 2004, Digitas received notification from the Federal Trade Commission that the waiting period had terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAS INC.

Date: August 3, 2004	/s/ Ernest W. Cloutier
Ernest W. Cloutier Secretary and General Counsel